UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 19, 2016

Commission File Number:  000-31265

MabVax Therapeutics Holdings, Inc.
(Exact name of registrant as specified in its charter.)

Delaware
(State or other jurisdiction of incorporation or organization)
93-0987903
(IRS Employer Identification No.)

11535 Sorrento Valley Rd., Suite 400, San Diego, California 92121
(Address of principal executive offices)

858-259-9405
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2016, Jeffrey F. Eisenberg, 50, was appointed to serve as a member of the Board of Directors of MabVax Therapeutics Holdings, Inc. (the "Company"). From 2009 to January 2016 Mr. Eisenberg served as President, Chief Executive Officer and board member of Noven Pharmaceuticals, Inc. Noven develops, manufactures and markets prescription pharmaceuticals, with a specialty in transdermal drug delivery systems. Noven is the U.S. prescription pharmaceutical division of Hisamitsu Pharmaceutical Inc., a Japanese pharmaceutical company and the world's largest manufacturer of transdermal drug patches.

Mr. Eisenberg had been part of Noven's senior management team since 1998, having previously served as Executive Vice President, Senior Vice President - Strategic Alliances, and as the company's General Counsel and Corporate Secretary. Mr. Eisenberg also served as President of Novogyne Pharmaceuticals, a Women's Health commercial joint venture between Noven and Novartis Pharmaceuticals Corporation. Mr. Eisenberg has significant experience in the area of corporate transactions and strategic alliances, product development, commercialization, manufacturing and talent management. In addition, he led the post-acquisition integration of JDS Pharmaceuticals, a private specialty pharmaceutical company purchased by Noven in 1997, as well as the integration of Noven and Hisamitsu following the acquisition of Noven.

Mr. Eisenberg is an expert in corporate governance, having advised the boards of IVAX, Noven and others through a number of significant internal and external issues, including mergers and acquisitions, corporate financings, strategic alliances, CEO transitions, securities class action lawsuits, FDA warning letters and consent decrees, and development and implementation of corporate governance policies.

Mr. Eisenberg holds a BS in Economics from the Wharton School of the University of Pennsylvania, and a JD from Columbia University Law School.
In connection with his appointment, Mr. Eisenberg received a non-qualified option to purchase up to 50,000 shares of MabVax common stock at an exercise price of $0.50 and will be eligible to receive the cash compensation described in the Company's Non Employee Director Compensation Policy, namely an annual cash retainer of $28,000 paid quarterly.

Mr. Eisenberg was appointed on the nomination, and with the consent, of OPKO Health Inc., under a letter agreement with the Company dated as of June 30, 2015. In connection with the appointment of Mr. Eisenberg, the Board increased the number of directors constituting the whole Board from 7 to 8.

Press Release
In connection with the items disclosed in this Current Report, MabVax issued the press release attached to this Current Report as Exhibit 99.1 on February 25, 2016.

Item 9.01 Financial Statements and Exhibits.

Press Release of the Company dated February 25, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MabVax Therapeutics Holdings, Inc.

Date:   February 25, 2016
By:	/s/ Gregory P. Hanson

Name: Gregory P. Hanson
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release of the Company dated February 25, 2016